Exhibit 5.1

April 30, 2010

Tamir Biotechnology, Inc.
300 Atrium Drive
Somerset, New Jersey 08873

Re: Securities Being Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

        This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-1 (File No. 333-                        ) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Tamir Biotechnology, Inc., a Delaware corporation (the “Company”), of up to 68,249,995 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), to be sold by the selling stockholders listed in the Registration Statement under “Selling Stockholders” (the “Selling Stockholders”), (i) up to 24,916,667 of which are issuable by the Company upon conversion of outstanding promissory notes (the “Notes”) which are convertible into shares of Common Stock (the “Note Shares”) and (ii) up to 43,333,328 of which are issuable by the Company upon the exercise of outstanding warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”).

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

        The opinion expressed below is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

        Based on the foregoing, we are of the opinion that, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Notes are converted and the Warrants are exercised, if, as and when the Note Shares and Warrant Shares, as applicable, are issued and delivered by the Company pursuant to the terms of the Notes and of the Warrants, including, without limitation, payment in full of the applicable consideration, the Note Shares and Warrant Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP